[logo - American Funds®]	American Funds Insurance Series 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MICHAEL J. DOWNER, Executive Vice President and Principal Executive Officer, and DAVID A. PRITCHETT, Treasurer and Principal Financial Officer of American Funds Insurance Series (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended December 31, 2008 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS INSURANCE SERIES	AMERICAN FUNDS INSURANCE SERIES

/s/ Michael J. Downer	/s/ David A. Pritchett
Michael J. Downer, Executive Vice President	David A. Pritchett, Treasurer

Date: March 10, 2009	Date: March 10, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS INSURANCE SERIES and will be retained by AMERICAN FUNDS INSURANCE SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.